The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Citigroup Inc.	SUBJECT TO COMPLETION, DATED DECEMBER 6, 2013	December , 2013 Medium-Term Senior Notes, Series G Pricing Supplement No. 2013-CMTNG0016 Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-192302
Buffer Securities Based on an Unequally Weighted Basket Consisting of the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF Due December     , 2018
▪
The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Inc.  Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity.  Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of an unequally weighted basket consisting of the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF from the initial basket level to the final basket level.

▪
The securities offer exposure to a limited range of potential appreciation of the basket and a limited buffer against the potential depreciation of the basket as described below.  In exchange, investors in the securities must be willing to forgo (i) any appreciation of the basket in excess of the maximum return at maturity specified below and (ii) any dividends that may be paid on the stocks included in the basket components.  In addition, investors in the securities must be willing to accept downside exposure to any depreciation of the basket in excess of the 30% buffer amount.  If the basket depreciates by more than 30% from the pricing date to the valuation date, you will lose 1% of the stated principal amount of your securities for every 1% by which that depreciation exceeds 30%.

▪
In order to obtain the modified exposure to the basket that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we default on our obligations.

KEY TERMS
Basket:	Basket Components	Weighting	Basket Component Starting Level*
	S&P 500® Index (“SPX”)	60%
	Shares of the iShares® MSCI EAFE ETF (“EFA”)	25%	$
	Shares of the iShares® MSCI Emerging Markets ETF (“EEM”)	15%	$
* The basket component starting level of each basket component will be its closing level or closing price, as applicable, on the pricing date.
Aggregate stated principal amount:	$
Stated principal amount:	$1,000 per security
Pricing date:	December , 2013 (expected to be December 10, 2013)
Settlement date:	December , 2013 (three business days after the pricing date)
Valuation date:
December     , 2018 (expected to be December 10, 2018), subject to postponement if such date is not a scheduled trading day for a basket component or if certain market disruption events occur with respect to a basket component

Maturity date:	December , 2018 (expected to be December 13, 2018)
Payment at maturity:
For each $1,000 stated principal amount security you hold at maturity:
▪  If the final basket level is greater than the initial basket level:
$1,000 + ($1,000 × the basket percent increase), subject to the maximum return at maturity
▪  If the final basket level is equal to the initial basket level or less than the initial basket level by less than the buffer amount:
$1,000
▪ If the final basket level is less than the initial basket level by more than the buffer amount:
($1,000 × the basket performance factor) + $300
If the final basket level is less than the initial basket level by more than 30%, you will receive less, and possibly significantly less, than the stated principal amount of your securities at maturity.  You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Initial basket level:	1,000
Final basket level:	1,000 × [1 + (component return of SPX × 60%) + (component return of EFA × 25%) + (component return of EEM × 15%)]
Component return:	For each basket component: (basket component ending level – basket component starting level) / basket component starting level
Basket component ending level:	For each basket component, its closing level or closing price, as applicable, on the valuation date
Maximum return at maturity:	The maximum return at maturity will be determined on the pricing date and will not be less than $460 per security (46% of the stated principal amount).
Buffer amount:	30%
Basket percent increase:	(final basket level – initial basket level) / initial basket level
Basket performance factor:	final basket level / initial basket level
Listing:	The securities will not be listed on any securities exchange.
CUSIP / ISIN:	1730T0E9 / US1730T0E93
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000	$15	$985
Total:	$	$	$
(1) Citigroup Inc. currently expects that the estimated value of the securities on the pricing date will be between $950.00 and $965.00 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.
(2) For information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement.  In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines.  See “Use of Proceeds and Hedging” in the accompanying prospectus.
Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-4.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus:

Product Supplement No. EA-02-03 dated November 13, 2013     Underlying Supplement No. 3 dated November 13, 2013
Prospectus Supplement and Prospectus each dated November 13, 2013

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Inc.
Buffer Securities Based on an Unequally Weighted Basket Consisting of the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF Due December , 2018

Additional Information

General.  The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement.  The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement.  For example, certain events may occur that could affect your payment at maturity.  These events, including market disruption events and other events affecting the basket components, and their consequences are described in the accompanying product supplement in the section “Description of the Securities” and not in this pricing supplement.  The accompanying underlying supplement contains important disclosures regarding each of the basket components that are not repeated in this pricing supplement.  It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities.  Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Relevant price.  With respect to a basket component that is an exchange-traded fund (“ETF”), the basket component starting level is a “Relevant Price” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement.  Accordingly, the basket component starting level with respect to each basket component that is an ETF is subject to adjustment upon the occurrence of any of the events described in that section.  For the avoidance of doubt, the paragraph in that section that describes adjustments to a “multiplier” for securities linked to a basket is not applicable to the securities.

Postponement of the valuation date.  If the valuation date is postponed for a reason that affects one or two but not all of the basket components, the final basket level will be calculated based on (i) for any unaffected basket component, its closing level or closing price, as applicable, on the originally scheduled valuation date and (ii) for any affected basket component, its closing level or closing price, as applicable, on the valuation date as postponed (or, if earlier, the first scheduled trading day for that basket component following the originally scheduled valuation date on which a market disruption event did not occur with respect to that basket component).

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical percentage changes from the initial basket level to the final basket level.  The diagram and examples below are based on a hypothetical maximum return at maturity of 46%, which is equivalent to a hypothetical maximum return at maturity of $460.00 per security.  The actual maximum return at maturity will be determined on the pricing date.

Investors in the securities will not receive any dividends that may be paid on the stocks that are included in any basket component.  The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the basket components” below.

December 2013	PS-2

Citigroup Inc.
Buffer Securities Based on an Unequally Weighted Basket Consisting of the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF Due December , 2018

Your actual payment at maturity per security will depend on the actual maximum return at maturity, which will be determined on the pricing date, and the actual final basket level, which will in turn depend on the actual closing level or closing price, as applicable, of each basket component on the valuation date.  The examples below are intended to illustrate how your payment at maturity will depend on whether the final basket level is greater than or less than the initial basket level and by how much.  Hypothetical values in the examples have been rounded for ease of analysis.

Example 1—Upside Scenario A. The hypothetical final basket level is 1,100.00 (a 10% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Hypothetical Basket Component Starting Level	Hypothetical Basket Component Ending Level	Hypothetical Component Return
SPX	1,800.00	1,998.00	11.00%
EFA	$65.00	$68.38	5.20%
EEM	$40.00	$45.60	14.00%
Hypothetical Final Basket Level:	1,000 × [1 + (11.00% × 60%) + (5.20% × 25%) + (14.00% × 15%)] = 1,100.00

Payment at maturity per security
=    $1,000 + ($1,000 × the basket percent increase), subject to the hypothetical maximum return at maturity

=    $1,000 + ($1,000 × 10.00%), subject to the hypothetical maximum return at maturity

=    $1,000 + $100, subject to the hypothetical maximum return at maturity

=    $1,100

In this scenario, the basket appreciated from its initial basket level to its hypothetical final basket level and the hypothetical total return at maturity per security based on the basket percent increase would be less than the hypothetical maximum return at maturity of 46%.  Accordingly, your return on the securities at maturity in this scenario would be equal to the percentage change from the initial basket level to the final basket level.

Example 2—Upside Scenario B. The hypothetical final basket level is 1,750.00 (a 75% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Hypothetical Basket Component Starting Level	Hypothetical Basket Component Ending Level	Hypothetical Basket Component Return
SPX	1,800.00	3,240.00	80.00%
EFA	$65.00	$111.80	72.00%
EEM	$40.00	$64.00	60.00%
Hypothetical Final Basket Level:	1,000 × [1 + (80.00% × 60%) + (72.00% × 25%) + (60.00% × 15%)] = 1,750.00

Payment at maturity per security
=    $1,000 + ($1,000 × the basket percent increase), subject to the hypothetical maximum return at maturity

=    $1,000 + ($1,000 × 75.00%), subject to the hypothetical maximum return at maturity

=    $1,000 + $750, subject to the hypothetical maximum return at maturity

=    $1,460

In this scenario, the basket appreciated from its initial basket level to its hypothetical final basket level and the hypothetical total return at maturity per security based on the basket percent increase would be greater than the hypothetical maximum return at maturity of 46%.  Accordingly, your payment at maturity in this scenario would be limited to the maximum payment at maturity of $1,460 per security.  In this scenario, the securities would underperform a similarly weighted, direct investment in the basket components.

December 2013	PS-3

Citigroup Inc.
Buffer Securities Based on an Unequally Weighted Basket Consisting of the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF Due December , 2018

Example 3—Par Scenario. The hypothetical final basket level is 947.51 (a 5.25% decrease from the initial basket level), which is less than the initial basket level by less than the buffer amount.

Basket Component	Hypothetical Basket Component Starting Level	Hypothetical Basket Component Ending Level	Hypothetical Basket Component Return
SPX	1,800.00	1,530.00	-15.00%
EFA	$65.00	$68.25	5.00%
EEM	$40.00	$46.67	16.68%
Hypothetical Final Basket Level:	1,000 × [1 + (-15.00% × 60%) + (5.00% × 25%) + (16.68% × 15%)] = 947.51

Payment at maturity per security	= $1,000

Because the hypothetical final basket level is less than the initial basket level in this scenario, but not by more than the 30% buffer amount, you would be repaid the stated principal amount of your securities at maturity.  In this scenario, even though EFA and EEM appreciated, that appreciation was more than offset by the depreciation of SPX, which is weighted significantly more heavily than the other two basket components.

Example 4—Downside Scenario. The hypothetical final basket level is 276.91 (a 72.31% decrease from the initial basket level), which is less than the initial basket level by more than the buffer amount.

Basket Component	Hypothetical Basket Component Starting Level	Hypothetical Basket Component Ending Level	Hypothetical Basket Component Return
SPX	1,800.00	466.20	-74.10%
EFA	$65.00	$20.00	-69.23%
EEM	$40.00	$11.89	-70.28%
Hypothetical Final Basket Level:	1,000 × [1 + (-74.10% × 60%) + (-69.23% × 25%) + (-70.28% × 15%)] = 276.91

Payment at maturity per security	= ($1,000 × basket performance factor) + $300 = ($1,000 × (276.91/1,000)) + $300 = $276.91 + $300 = $576.91

In this scenario, the basket depreciated from its initial basket level to its hypothetical final basket level by more than the 30% buffer amount, resulting in a loss of 1% of your stated principal amount for every 1% by which the depreciation exceeds 30%.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities, including the risk that we may default on our obligations under the securities, and are also subject to risks associated with the basket components.  Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisers as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement and the description of risks relating to the basket components contained in the section “Risk Factors” beginning on page 1 in the accompanying underlying supplement.  You should also carefully read the risk factors included in the documents incorporated by reference in the accompanying prospectus, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to our business more generally.

▪
You may lose up to 70% of your investment.  Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity.  Instead, your payment at maturity will depend on the performance of the basket.  If the basket depreciates by more than 30%, you will lose 1% of the stated principal amount of your securities for every 1% by which that depreciation exceeds 30%.

December 2013	PS-4

Citigroup Inc.
Buffer Securities Based on an Unequally Weighted Basket Consisting of the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF Due December , 2018

▪
The securities do not pay interest.  Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity.  You should not invest in the securities if you seek current income during the term of the securities.

▪
Your potential return on the securities is limited. Your potential total return on the securities at maturity is limited by the maximum return at maturity, which will be determined on the pricing date and will not be less than 46%, which is equivalent to a maximum payment at maturity of at least $1,460.00 per security.  Any increase in the final basket level over the initial basket level by more than the maximum return at maturity will not increase your return on the securities.  As a result of the maximum return at maturity, the return on an investment in the securities may be less than the return on a similarly weighted, direct investment in the basket components.

▪
Investing in the securities is not equivalent to investing in the basket components. You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the basket components or the stocks included in the basket components.  The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield, which could be substantial, over the term of the securities.

▪
Your payment at maturity depends on the closing level or closing prices, as applicable, of the basket components on a single day.  Because your payment at maturity depends solely on the closing level or closing prices, as applicable, of the basket components on the valuation date, you are subject to the risk that the closing level or closing prices on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities.  If you had invested directly in the basket components, or if the payment at maturity were based on an average of the closing level or closing prices of the basket components throughout the term of the securities, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Inc. If we default on our obligations under the securities, you may not receive anything owed to you under the securities.

▪
The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity.  The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis.  Any indicative bid price for the securities provided by CGMI will be determined in CGMI's sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all.  CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason.  If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity.  Accordingly, an investor must be prepared to hold the securities until maturity.

▪
The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price.  The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price.  These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities.  These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you.  The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities.  See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪
The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover of this pricing supplement from its proprietary pricing models.  In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the basket components, the correlation among those basket components, dividend yields on the stocks included in the basket components and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours.  Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities.  Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes.  You should not invest in the securities because of the estimated value of the securities.  Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪
The estimated value of the securities would be lower if it were calculated based on our secondary market rate.  The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities.  Our internal funding rate is generally lower than the market rate implied by traded instruments referencing our debt obligations in the secondary market for those debt obligations, which we refer to as our secondary market rate.  If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower.  We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional

December 2013	PS-5

Citigroup Inc.
Buffer Securities Based on an Unequally Weighted Basket Consisting of the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF Due December , 2018

debt securities, and our liquidity needs and preferences.  Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

▪
The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market.  Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor.  Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used.  In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions.  As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪
The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the level or prices of the basket components and a number of other factors, including the volatility of the basket components, the correlation among the basket components, the dividend yields on the stocks included in the basket components, the exchange rate and the volatility of the exchange rate between the U.S. dollar and each of the currencies in which the stocks held by EFA and EEM trade, the correlation between those rates and the prices of the shares of EFA and EEM, interest rates in the United States and in each of the markets of the stocks held by EFA and EEM, the time remaining to maturity and our creditworthiness, as reflected in our secondary market rate.  You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪
Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment.  The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period.  See “Valuation of the Securities” in this pricing supplement.

▪
The basket components may offset each other.  The performances of the basket components may not correlate with each other.  If one or two of the basket components appreciate, the other basket component may not appreciate as much or may even depreciate.  In such event, the appreciation of one or two of the basket components may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the level or price, as applicable, of the other basket component(s).

▪
The basket components may be highly correlated in decline.  The performances of the basket components may become highly correlated during periods of declining prices.  This may occur because of events that have broad effects on markets generally or on the markets that the basket components track.  If the basket components become correlated in decline, the depreciation of one basket component will not be offset by the performance of one or both of the other basket components and, in fact, all three basket components may contribute to an overall decline from the initial basket level to the final basket level.

▪
The basket components are unequally weighted.  The weight of SPX in the basket, which is 60%, is significantly greater than the weight of the other basket components.  Accordingly, the performance of the securities will depend on the performance of SPX to a greater degree than the performance of the other basket components, and poor performance of SPX may result in poor performance of the securities even if EFA and EEM both experience positive performance.

▪
An investment in the securities is not a diversified investment.  The fact that the securities are linked to a basket does not mean that the securities represent a diversified investment.  First, although the basket components differ in important respects, they all track equity markets, and they may all perform poorly if there is a global downturn in equity markets. Second, the securities are subject to the credit risk of Citigroup Inc.  No amount of diversification that may be represented by the basket components will offset the risk that we may default on our obligations.

▪
Two of the basket components are subject to risks associated with non-U.S. markets.  EFA and EEM track international equity markets.  Investments in securities linked to the value of non-U.S. stocks involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries.  Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC.  Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪
Fluctuations in exchange rates will affect the prices of the basket components that are ETF shares.  Because the basket components that are ETF shares invest in stocks that are traded in non-U.S. currencies, while the net asset values of those ETFs are based on the U.S. dollar value of those stocks, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which those stocks trade.  If the U.S. dollar generally strengthens against the currencies in

December 2013	PS-6

Citigroup Inc.
Buffer Securities Based on an Unequally Weighted Basket Consisting of the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF Due December , 2018

which those stocks trade, the prices of the basket components that are ETFs will be adversely affected for that reason alone and the payment at maturity on the securities may be reduced.

Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to the relevant country, including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each applicable region.  An investor’s net exposure will depend on the extent to which the currencies of the applicable countries strengthen or weaken against the U.S. dollar and the relative weight of each currency.  Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments; and the extent of governmental surpluses or deficits in the applicable countries and the United States.  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the applicable countries and the United States and other countries important to international trade and finance.

▪
One of the basket components is subject to risks associated with emerging markets.  The stocks included in EEM are issued by companies in various emerging markets.  Companies located in emerging markets may be subject to heightened political, economic, social and financial risks.

▪
Changes that affect the basket components may affect the value of your securities.  The sponsor of SPX or of the indexes underlying EFA and EEM may add, delete or substitute the stocks that constitute those indexes or make other methodological changes that could affect the levels of those indexes.  In addition, the investment adviser to EFA or EEM may change the manner in which EFA or EEM operates or its investment objectives at any time.  We are not affiliated with any such index sponsor or investment advisor and, accordingly, we have no control over any changes any such index sponsor or investment adviser may make.  Such changes could be made at any time and could adversely affect the performance of the basket components and the value of and your payment at maturity on the securities.

▪
Even if the issuer of an ETF basket component pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement.  In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on ETF shares unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing price of the shares of the ETF on the date of declaration of the dividend.  Any dividend will reduce the closing price of the shares of the ETF by the amount of the dividend per share.  If the issuer of the ETF pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected.  See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪
An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the market price of an ETF basket component.  For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above.  Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event.  Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the shares of the ETF would not.

▪
The securities may become linked to shares of an issuer other than the original issuer of an ETF basket component upon the occurrence of a reorganization event or upon the delisting of the shares of the ETF.  For example, if the issuer of an ETF basket component enters into a merger agreement that provides for holders of the shares of the ETF to receive shares of another entity, the shares of such other entity will become the applicable basket component for all purposes of the securities upon consummation of the merger.  Additionally, if the shares of the ETF are delisted or the ETF is otherwise terminated, the calculation agent may, in its sole discretion, select shares of another ETF to be the basket component.  See “Description of the Securities—Certain Additional Terms for Securities Linked to ETF Shares or Company Shares-Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an Underlying ETF” in the accompanying product supplement.

▪
The basket components that are ETFs may not completely track the performance of the MSCI Emerging Markets Index or the MSCI EAFE Index, as applicable.  The price of the shares of the ETF basket components will reflect transaction costs and fees of the ETFs that are not included in the calculation of the indexes that they seek to track.  In addition, the ETF basket components may not hold all of the stocks included in, and may hold securities and derivative instruments that are not included in, those indexes.

▪
Our offering of the securities is not a recommendation of the basket or the basket components. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the basket or any of the basket components is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks included in the basket components or in instruments related to the basket components or such stocks, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the basket components.  These and other activities of our affiliates may affect the level or price, as applicable, of the basket components in a way that has a negative impact on your interests as a holder of the securities.

December 2013	PS-7

Citigroup Inc.
Buffer Securities Based on an Unequally Weighted Basket Consisting of the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF Due December , 2018

▪
The level or price, as applicable, of a basket component may be adversely affected by our or our affiliates’ hedging and other trading activities.  We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the stocks included in the basket components, in the shares of EFA or EEM and other financial instruments related to the basket components or the stocks included in the basket components.  Our affiliates also trade the stocks included in the basket components and the shares of EFA and EEM and other related financial instruments on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the level or price, as applicable, of the basket components in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪
We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities.  Our affiliates may currently or from time to time engage in business with the companies included in the basket components or with EFA or EEM, including extending loans to, making equity investments in or providing advisory services to such companies or EFA or EEM.  In the course of this business, we or our affiliates may acquire non-public information which we will not disclose to you.  Moreover, if any of our affiliates is or becomes a creditor of any such company, they may exercise any remedies against such company that are available to them without regard to your interests.

▪
The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities.  If certain events occur, such as market disruption events, the discontinuance of a basket component or events with respect to EFA or EEM that may require a dilution adjustment, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity.  In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪
The U.S. federal tax consequences of an investment in the securities are unclear.  There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected.  Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with consequences described below under “United States Federal Tax Considerations.” In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.  You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

December 2013	PS-8

Citigroup Inc.
Buffer Securities Based on an Unequally Weighted Basket Consisting of the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF Due December , 2018

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of these securities, historical information on the performance of the basket does not exist for dates prior to the pricing date for these securities.  The graph below sets forth the hypothetical historical daily levels of the basket for the period from January 2, 2008 to December 5, 2013, assuming that the basket was created on January 2, 2008 with the same basket components and corresponding weights in the basket and with a level of 1,000 on that date.  The hypothetical performance of the basket is based on the actual closing level or closing prices, as applicable, of the basket components on the applicable dates.  We obtained these closing levels and closing prices from Bloomberg L.P., without independent verification.  Any historical trend in the level of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

Basket Components

The information set forth below about each basket component has been obtained from publicly available sources, without independent verification.  Each basket component that is an ETF is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Companies with securities registered under the Exchange Act are required to periodically file financial and other information specified by the SEC, which can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov by reference to its SEC file number provided below. In addition, information regarding each of the basket components may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This pricing supplement relates only to the securities offered hereby and does not relate to any basket component.  We have derived all disclosures contained in this pricing supplement regarding the basket components from publicly available sources.  In connection with the offering of the securities, neither Citigroup Inc. nor CGMI has participated in the preparation of such publicly available information or made any due diligence inquiry with respect to any basket component.

The securities represent obligations of Citigroup only.  No basket component and no sponsor or advisor to any basket component is involved in any way in this offering, and no such person has any obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket or any basket component.

December 2013	PS-9

Citigroup Inc.
Buffer Securities Based on an Unequally Weighted Basket Consisting of the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF Due December , 2018

S&P 500® Index

The S&P 500® Index consists of 500 common stocks selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets.  It is calculated and maintained by S&P Dow Jones Indices LLC.  The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

“Standard & Poor’s,” “S&P” and “S&P 500®” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by Citigroup Inc. and its affiliates.  For more information, see “Equity Index Descriptions—S&P 500® Index—License Agreement” in the accompanying underlying supplement.  Please refer to the sections “Risk Factors” and “Equity Index Descriptions—S&P 500® Index” in the accompanying underlying supplement for important disclosures regarding the S&P 500® Index, including certain risks that are associated with an investment linked to the S&P 500® Index.

Historical Information

The closing level of the S&P 500® Index on December 5, 2013 was 1,785.03.

The graph below shows the closing levels of the S&P 500® Index for each day such level was available from January 2, 2008 to December 5, 2013.  We obtained the closing levels from Bloomberg L.P., without independent verification.  You should not take the historical levels of the S&P 500® Index as an indication of future performance.

December 2013	PS-10

Citigroup Inc.
Buffer Securities Based on an Unequally Weighted Basket Consisting of the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF Due December , 2018

iShares® MSCI EAFE ETF

The iShares® MSCI EAFE ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in certain developed markets, excluding the United States and Canada, as measured by the MSCI EAFE® Index.  However, for purposes of the securities, the performance of the iShares® MSCI EAFE ETF will reflect only its price performance, as any dividends paid on the shares of the iShares® MSCI EAFE ETF will not be factored into a determination of the basket component ending level of the iShares® MSCI EAFE ETF.  The MSCI EAFE® Index was developed by MSCI Inc. as an equity benchmark for international stock performance, and is designed to measure equity market performance in certain developed markets, excluding the United States and Canada.

The iShares® MSCI EAFE ETF is an investment portfolio managed by iShares® Inc.  BlackRock Fund Advisors is the investment adviser to the iShares® MSCI EAFE ETF.  iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE ETF.  Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov.  In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  The iShares® MSCI EAFE ETF trades on the NYSE Arca under the ticker symbol “EFA.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—iShares® MSCI EAFE ETF” in the accompanying underlying supplement for important disclosures regarding the iShares® MSCI EAFE ETF, including certain risks that are associated with an investment linked to shares of the iShares® MSCI EAFE ETF.

Historical Information

The graph below shows the closing price of shares of the iShares® MSCI EAFE ETF for each day such price was available from January 3, 2008 to December 5, 2013.  The table that follows shows the high and low closing prices of, and dividends paid on, those shares for each quarter in that same period.  We obtained the closing prices and other information below from Bloomberg L.P., without independent verification.  You should not take the historical prices of shares of the iShares® MSCI EAFE ETF as an indication of future performance.

December 2013	PS-11

Citigroup Inc.
Buffer Securities Based on an Unequally Weighted Basket Consisting of the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF Due December , 2018

iShares® MSCI EAFE ETF	High	Low	Dividends
2008
First Quarter	$78.35	$68.34	$0.00000
Second Quarter	$78.52	$68.08	$1.30832
Third Quarter	$68.00	$53.08	$0.00000
Fourth Quarter	$55.88	$35.73	$0.54112
2009
First Quarter	$45.44	$31.70	$0.00000
Second Quarter	$49.04	$38.57	$0.94519
Third Quarter	$55.81	$44.01	$0.00000
Fourth Quarter	$57.28	$52.66	$0.49574
2010
First Quarter	$57.96	$50.46	$0.00000
Second Quarter	$58.04	$46.29	$0.85863
Third Quarter	$55.42	$47.09	$0.00000
Fourth Quarter	$59.46	$54.26	$0.53819
2011
First Quarter	$61.92	$55.29	$0.00000
Second Quarter	$63.87	$57.10	$1.14099
Third Quarter	$60.80	$46.66	$0.00000
Fourth Quarter	$55.57	$46.45	$0.56923
2012
First Quarter	$55.80	$49.15	$0.00000
Second Quarter	$55.53	$46.55	$1.14909
Third Quarter	$55.15	$47.62	$0.00000
Fourth Quarter	$56.86	$51.95	$0.60952
2013
First Quarter	$59.87	$56.90	$0.00000
Second Quarter	$63.53	$57.03	$0.00000
Third Quarter	$65.05	$57.55	$1.15150
Fourth Quarter (through December 5, 2013)	$66.84	$62.70	$0.00000

The closing price of shares of the iShares® MSCI EAFE ETF on December 5, 2013 was $64.57.  We make no representation as to the amount of any dividends that may be paid on those shares in the future.  In any event, as an investor in the securities, you will not be entitled to receive any dividends that may be payable on shares of the iShares® MSCI EAFE ETF.

December 2013	PS-12

Citigroup Inc.
Buffer Securities Based on an Unequally Weighted Basket Consisting of the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF Due December , 2018

iShares® MSCI Emerging Markets ETF

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as measured by the MSCI Emerging Markets Index.  However, for purposes of the securities, the performance of the iShares® MSCI Emerging Markets ETF will reflect only its price performance, as any dividends paid on the shares of the iShares® MSCI Emerging Markets ETF will not be factored into a determination of the basket component ending level of the iShares® MSCI Emerging Markets ETF.  The MSCI Emerging Markets Index was developed by MSCI Inc. as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets.

The iShares® MSCI Emerging Markets ETF is an investment portfolio managed by iShares® Inc.  BlackRock Fund Advisors is the investment adviser to the iShares® MSCI Emerging Markets ETF.  iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets ETF.  Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  The iShares® MSCI Emerging Markets ETF trades on the NYSE Arca under the ticker symbol “EEM.”

Please refer to the sections “Risk Factors” and “Fund Descriptions—iShares® MSCI Emerging Markets ETF” in the accompanying underlying supplement for important disclosures regarding the iShares® MSCI Emerging Markets ETF, including certain risks that are associated with an investment linked to shares of the iShares® MSCI Emerging Markets ETF.

Historical Information

The graph below shows the closing price of shares of the iShares® MSCI Emerging Markets ETF for each day such price was available from January 3, 2008 to December 5, 2013.  The table that follows shows the high and low closing prices of, and dividends paid on, those shares for each quarter in that same period.  We obtained the closing prices and other information below from Bloomberg L.P., without independent verification.  You should not take the historical prices of shares of the iShares® MSCI Emerging Markets ETF as an indication of future performance.

December 2013	PS-13

Citigroup Inc.
Buffer Securities Based on an Unequally Weighted Basket Consisting of the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF Due December , 2018

iShares® MSCI Emerging Markets ETF	High	Low	Dividends
2008
First Quarter	$50.37	$42.16	$0.00000
Second Quarter	$51.71	$44.47	$0.51726
Third Quarter	$44.43	$31.55	$0.00000
Fourth Quarter	$34.58	$18.26	$0.34042
2009
First Quarter	$27.10	$19.94	$0.00000
Second Quarter	$34.64	$25.63	$0.24728
Third Quarter	$39.28	$30.74	$0.00000
Fourth Quarter	$42.07	$37.57	$0.32289
2010
First Quarter	$43.20	$36.83	$0.01201
Second Quarter	$43.98	$36.17	$0.26160
Third Quarter	$44.77	$37.59	$0.00000
Fourth Quarter	$48.58	$44.78	$0.35942
2011
First Quarter	$48.67	$44.60	$0.02512
Second Quarter	$50.20	$45.50	$0.46092
Third Quarter	$48.48	$34.95	$0.00000
Fourth Quarter	$42.76	$34.36	$0.34696
2012
First Quarter	$44.75	$38.23	$0.00000
Second Quarter	$43.55	$36.69	$0.46836
Third Quarter	$42.37	$37.42	$0.00000
Fourth Quarter	$44.35	$40.16	$0.26233
2013
First Quarter	$45.23	$41.80	$0.01423
Second Quarter	$44.23	$36.65	$0.00000
Third Quarter	$43.28	$37.34	$0.49260
Fourth Quarter (through December 5, 2013)	$43.66	$40.73	$0.00000

The closing price of shares of the iShares® MSCI Emerging Markets ETF on December 5, 2013 was $41.03.  We make no representation as to the amount of any dividends that may be paid on those shares in the future.  In any event, as an investor in the securities, you will not be entitled to receive any dividends that may be payable on shares of the iShares® MSCI Emerging Markets ETF.

December 2013	PS-14

Citigroup Inc.
Buffer Securities Based on an Unequally Weighted Basket Consisting of the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF Due December , 2018

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes.  By purchasing the securities, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.  There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•
Upon a sale or exchange of the securities, or retirement of the securities at maturity, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the securities.  Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), any gain or loss recognized upon a sale, exchange or retirement of the securities should be long-term capital gain or loss if you held the securities for more than one year.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of securities may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to the ETF basket components. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” It is not clear how the constructive ownership rules are intended to apply to instruments, such as the securities, whose payments are determined by reference to indices as well as ETFs.  Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Potential Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

Under current law, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of amounts paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime described above.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

December 2013	PS-15

Citigroup Inc.
Buffer Securities Based on an Unequally Weighted Basket Consisting of the S&P 500® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF Due December , 2018

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $15 for each $1,000 security sold in this offering.  From this underwriting fee, CGMI will pay selected dealers a fixed selling concession of $15 for each $1,000 security they sell. CGMI will pay the registered representatives of CGMI a fixed sales commission of $15 for each $1,000 security they sell.

CGMI is an affiliate of ours.  Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority.  Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities.  We expect to hedge our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this expected hedging activity even if the value of the securities declines.  This hedging activity could affect the basket component ending levels and, therefore, the value of and your return on the securities.  For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models.  CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).  CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate.  CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our creditworthiness.  These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. The range for the estimated value of the securities set forth on the cover page of this preliminary pricing supplement reflects terms of the securities that have not yet been fixed as well as uncertainty on the date of this preliminary pricing supplement about the inputs to CGMI’s proprietary pricing models on the pricing date.

For a period of approximately four months following issuance of the securities, the price at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined.  This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities.  The amount of this temporary upward adjustment will decline to zero on a straight line basis over the four-month temporary adjustment period.

© 2013 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.
December 2013	PS-16